UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
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FOR IMMEDIATE RELEASE
Media Contact:
Jeff Battcher
404-713-0274
jeff.battcher@bellsouth.com
BellSouth’s Ackerman Delivers Keynote at TELECOMNEXT Conference
— Proposed AT&T BellSouth Merger Will Create
A New Company For A New Day In Telecom —
LAS VEGAS — March 22, 2006 — BellSouth Corporation (NYSE: BLS) chairman and CEO Duane Ackerman discussed the planned combination of AT&T and BellSouth as a critical next step in the communications industry during his speech today at the inaugural TELECOMNEXT conference. He asserted that the merger will combine the strengths of two of the industry’s best companies, uniquely positioned to provide customers the newest technologies. He also noted that in order to maintain the pro-innovation momentum that exists in the communications sector, policymakers must keep the Internet free from regulation.
“After a decade of change and turmoil, we now know that we are at the beginning of a great new day for communications in America,” Ackerman stated. “To help turn that promise into reality, AT&T and BellSouth are joining together to create a new company for this new day.”
Ackerman believes that the industry’s direction is now clear as service delivery is shifting from wireline to wireless and from narrowband to IP broadband. This ongoing shift has resulted in true convergence, which is allowing providers to deliver services to customers with more speed, simplicity and reliability.
“Our charge as providers is to create easy-to-use products that manage the complexity of technology so users don’t have to,” Ackerman stated. “BellSouth has focused on getting the network ready for whatever customers want to do. We’ve built one of the most advanced fiber and DSL networks in the industry. Fifty percent of our households will have access to 12 to 24 megabits of speed by the end of 2007. That translates into 70 percent of the households in our top 30 markets.”
As the broadband industry continues to evolve, the appetite for bandwidth and the pace of technology will continue to grow, and speed, security and reliability will become increasingly important. To be successful, Ackerman said, providers must build next generation networks that can handle the huge flows of data and develop integrated capabilities to bring it all together for customers in a way that is profitable for shareholders.
“This is a capital-intensive business and bringing it all together for customers will take a smart investment strategy. The challenge for communications companies is that as the life cycle of technology has sped up, so has the cycle for a return on investment,” Ackerman said. “The combination of AT&T and BellSouth creates economies of scale that will enable us to invest in new technology and benefit from the substantial cost-efficiencies the merger creates.”

According to Ackerman, investors will benefit from the substantial cost-efficiencies the merger will create by combining the innovative culture of AT&T with BellSouth’s state-of-the-art fiber and DSL networks, and customers will see faster and more economic deployment of next-generation IP networks. Businesses stand to gain from the combination of AT&T’s national and global network and BellSouth’s local expertise. In addition, government, including military and national security agencies, will have a U.S.-based provider of integrated services to respond to their needs anywhere in the world.
Ackerman also noted that if America wants an ever-expanding Internet, providers must be able to manage their networks according to the needs of customers.
“Let me be clear,” he said. “Managing our networks is not about controlling where people go on the Internet. Why would we want to violate our customers’ trust? It wouldn’t take long for the market to punish us.”
The issue, he said, is about managing the growing volumes of data on communications networks and about ensuring the quality of service a customer paid for. It is about delivering the greatest Internet experience to the greatest number of people for the lowest cost.
“The business models underlying capital-intensive networks, whether its telecom, cable or electric power, have always used differentiated pricing, based on a range of customer needs,” Ackerman noted. “And that business model needs to apply to new technology. If we continue to lead communications policy into the future, we will create an Internet that is more open and more affordable for more people. And we will have the capital to make sure that the sun keeps rising on American innovation.”
About BellSouth
BellSouth Corporation is a Fortune 100 communications company headquartered in Atlanta, Georgia. BellSouth has joint control and 40 percent ownership of Cingular Wireless, the nation’s largest wireless voice and data provider with 54.1 million customers. Backed by award-winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth Answers®, residential and small business customers can bundle their local and long distance service with dial-up and high-speed DSL Internet access, satellite television and Cingular® Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers print and online directory advertising through The Real Yellow Pages® and YELLOWPAGES.COM™ from BellSouth.
BellSouth believes that diversity and fostering an inclusive environment are critical in maintaining a competitive advantage in today’s global marketplace.
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NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they becomes available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained for free from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.